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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use or incorporation by reference in this Registration Statement on Form S-1 of Magnum Hunter Resources Corporation of

  (i)
  our report dated February 29, 2012 (except for Note 19 and Note 7 as to which the dates are January 11, 2013 and November 27, 2013, respectively), relating to our audit of the consolidated financial statements of Magnum Hunter Resources Corporation and subsidiaries (collectively, the "Company") as of December 31, 2011 and for each of the years ended December 31, 2011 and 2010.;

  (ii)
  our report dated August 3, 2012, relating to our audit of the statements of revenues and direct operating expenses of the oil and gas properties purchased by Bakken Hunter, LLC, from Baytex Energy USA, Ltd. for the year ended December 31, 2011, appearing in Exhibit 99.1 to the Company's Amendment No. 1 to Current Report on Form 8-K filed on August 6, 2012; and

  (iii)
  our report dated January 11,2013, relating to our audits of the financial statements of PRC Williston, LLC, as of December 31, 2011 and for each of the years ended December 31, 2011 and 2010, appearing in Exhibit 99.2 to the Company's Current Report on Form 8-K filed on January 14, 2013.

        We also consent to the references to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Hein & Associates LLP
Dallas, Texas
November 27, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM